IMMEDIATE RELEASE

TOWNSQUARE MEDIA, INC. REPORTS SECOND QUARTER 2014 RESULTS

Greenwich, CT - August 7, 2014 - Townsquare Media, Inc. (NYSE: TSQ) (the "Company," "we," "us," or "our") announced today financial results for the second quarter ended June 30, 2014.

Second Quarter Highlights

•	Pro forma net revenue increased 7.8%

•	Pro forma Local Advertising net revenue was flat

•	Pro forma Other Media and Entertainment net revenue saw a strong increase

•	Adjusted EBITDA of $28.6 million increased 4.6% compared to the prior year period's Adjusted EBITDA, excluding duplicative corporate expenses as further adjusted for certain non-recurring items

•	Net income of $12.1 million

First Half Highlights

•	Pro forma net revenue increased 8.4%

•	Pro forma Local Advertising net revenue increased 1.3%

•	Pro forma Other Media and Entertainment net revenue saw a strong increase

"We are pleased to be reporting solid second quarter results, following the successful completion of our initial public offering in July. We delivered a 7.8% increase in pro forma net revenue. Our results continue to demonstrate the strength of our diversified revenue strategy. We enjoyed solid performance in most of our Local Advertising markets together with strong performance across our live event, digital marketing service and national digital assets. These more than offset advertising revenue softness in certain markets within our Local Advertising segment," commented Steven Price, Chairman and Chief Executive Officer of Townsquare Media, Inc.

Quarter Ended June 30, 2014 Compared to the Quarter Ended June 30, 2013

Net Revenue
On an actual basis, net revenue increased $33.8 million, or 46.6%, to $106.3 million, compared to $72.5 million in the same period last year. Local Advertising net revenue increased $20.3 million, or 35.2%, to $78.1 million, and Other Media and Entertainment net revenue increased $13.5 million, or 91.4%, to $28.2 million. These increases were primarily attributable to the acquisitions made during the second half of 2013, including certain assets of Peak II Holding, LLC, Cumulus Media Inc. and certain live events.

Pro forma for completed material acquisitions, net revenue increased $7.7 million, or 7.8%, to $106.3 million, compared to $98.6 million in the same period last year. Local Advertising pro forma net revenue decreased $0.2 million, or 0.3%, to $78.1 million. Other Media and Entertainment pro forma net revenue increased $7.9 million, or 39.3%, to $28.2 million, primarily attributable to growth across our live events, digital marketing services and national digital assets.

Adjusted EBITDA
On an actual basis, Adjusted EBITDA increased $10.6 million, or 58.8%, to $28.6 million, compared to $18.0 million in the same period last year.

Pro forma Adjusted EBITDA excluding duplicative corporate expenses decreased $0.8 million, or 2.8%, to $28.6 million, compared to $29.5 million in the same period last year. Excluding the reversal of a $2.1 million legal accrual in connection with the dismissal of a lawsuit in the second quarter of 2013, pro forma Adjusted EBITDA excluding duplicative corporate expenses increased $1.2 million, or 4.6%, to $28.6 million, compared to $27.4 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2014, we had a total of $47.7 million of cash on hand. As of June 30, 2014, the total amount of credit available to us was $10.0 million under our credit facilities, of which none had been drawn down. As of June 30, 2014, we had $645.0 million of outstanding indebtedness with annual debt service requirements of approximately $46.4 million.

Post-Offering Liquidity and Capital Resources
Gross proceeds received from our initial public offering were approximately $91.6 million, with fees and expenses of approximately $9.4 million, resulting in net proceeds to the Company of approximately $82.2 million. The net proceeds were used to reduce the existing outstanding debt obligations of the Company. In July 2014, we repaid $32.2 million, representing the entire outstanding balance plus accreted interest, of our 10% Senior PIK Notes and used the remaining net proceeds, together with $37.0 million of cash on hand, to repay a portion of the Company’s $202.0 million incremental term loans, leaving a balance of $112.0 million. Giving effect to the offering and the use of proceeds, and the use of cash on hand as described above, the Company would have had $10.7 million of cash on hand as of June 30, 2014.

On July 11, 2014, Townsquare Radio, a subsidiary of the Company, as borrower, entered into an amendment to its Senior Secured Credit Facility that provides for up to $25.0 million of revolving credit commitments (including revolving loans, swingline loans and letters of credit). As of August 7, 2014, no amounts have been drawn under the revolving credit commitments.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2014 financial results on Thursday, August 7, 2014 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13587835. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through August 14, 2014. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13587835. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 311 radio stations, over 325 search engine and mobile-optimized local websites and approximately 500 live events in 66 small and mid-sized U.S. markets, making Townsquare Media the third largest owner of radio stations in the United States by number of radio stations owned. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted approximately 78 million U.S. based unique visitors in June 2014 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our final prospectus filed on July 25, 2014, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Alex Berkett
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net revenue	$72,479	$106,267	$125,952	$185,428

Operating costs and expenses:
Direct operating expenses, excluding depreciation and amortization	49,632	71,478	90,108	129,220
Depreciation and amortization	3,415	4,332	7,441	8,718
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	4,812	6,156	8,603	11,593
Transaction and other restructuring costs	77	(10)	78	18
Net gain on sale of assets	(7)	(26)	(52)	(136)
Total operating costs and expenses	57,929	81,930	106,178	149,413
Operating income	14,550	24,337	19,774	36,015

Other expenses:
Interest expense, net	7,475	12,122	14,884	24,202
Net loss on derivative instruments	—	—	1	—
Other expense, net	37	—	49	37
Income before income taxes	7,038	12,215	4,840	11,776
Provision for income taxes	85	91	170	182
Net income	$6,953	$12,124	$4,670	$11,594

Pro forma C Corporation data (unaudited)
Historical income before income taxes	$7,038	$12,215	$4,840	$11,776
Pro forma income taxes	2,738	4,752	1,883	4,581
Pro forma net income	$4,300	$7,463	$2,957	$7,195

Pro forma net income per share:
Basic		$0.95		$0.91
Diluted		$0.43		$0.41
Weighted average shares outstanding:
Basic		7,896		7,892
Diluted		17,405		17,401

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Statement of Operations Data:
Local Advertising net revenue	$57,734	$78,050	$105,058	$143,322
Other Media and Entertainment net revenue	14,745	28,217	20,894	42,106
Net revenue	72,479	106,267	125,952	185,428
Operating Costs and Expenses:
Local Advertising direct operating expenses	36,338	47,875	70,845	92,949
Other Media and Entertainment direct operating expenses	13,294	23,603	19,263	36,271
Direct operating expenses, excluding depreciation and amortization	49,632	71,478	90,108	129,220
Depreciation and amortization	3,415	4,332	7,441	8,718
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	4,812	6,156	8,603	11,593
Transaction and other restructuring costs	77	(10)	78	18
Net gain on sale of assets	(7)	(26)	(52)	(136)
Total operating costs and expenses	57,929	81,930	106,178	149,413
Operating income	14,550	24,337	19,774	36,015
Other expense:
Interest expense, net	7,475	12,122	14,884	24,202
Net loss on derivative instruments	—	—	1	—
Other expense, net	37	—	49	37
Total other expense	7,512	12,122	14,934	24,239
Income before income taxes	7,038	12,215	4,840	11,776
Provision for income taxes	85	91	170	182
Net income	$6,953	$12,124	$4,670	$11,594

The following tables reconcile both on a GAAP and pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items for the three and six months ended June 30, 2013 and 2014, respectively (dollars in thousands):

	Actual		Pro Forma
	Three Months Ended June 30,		Three Months Ended June 30,
	2013	2014	2013	2014
Net income	$6,953	$12,124	$7,982	$8,235
Provision for income taxes	85	91	5,082	5,242
Interest expense, net	7,475	12,122	10,906	10,860
Transaction and other restructuring costs	77	(10)	77	(10)
Depreciation and amortization	3,415	4,332	4,427	4,332
Corporate expenses	4,812	6,156	5,578	6,156
Other (a)	30	(26)	232	(26)
Direct Profit	22,847	34,789	34,284	34,789
Corporate expenses	(4,812)	(6,156)	(5,578)	(6,156)
Adjusted EBITDA	18,035	28,633	28,706	28,633
Adjustments to corporate expenses to reflect removal of duplicative acquired company corporate expenses	—	—	766	—
Adjusted EBITDA excluding duplicative corporate expenses	18,035	28,633	29,472	28,633
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	—	(2,091)	—
Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items	$15,944	$28,633	$27,381	$28,633

	Actual		Pro Forma
	Six Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net income	$4,670	$11,594	$7,966	$8,717
Provision for income taxes	170	182	5,071	5,549
Interest expense, net	14,884	24,202	21,742	21,712
Transaction and other restructuring costs	78	18	78	18
Depreciation and amortization	7,441	8,718	9,454	8,718
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	8,603	11,593	10,181	11,593
Other (a)	(2)	(99)	200	(99)
Direct Profit	35,844	56,208	54,692	56,208
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	(8,603)	(11,593)	(10,181)	(11,593)
Stock-based compensation	—	159	—	159
Adjusted EBITDA	27,241	44,774	44,511	44,774
Adjustments to corporate expenses to reflect removal of duplicative acquired company corporate expenses	—	—	1,578	—
Adjusted EBITDA excluding duplicative corporate expenses	27,241	44,774	46,089	44,774
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	—	(2,091)	—
Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items	$25,150	$44,774	$43,998	$44,774
(a) Other includes net loss (gain) on sale of assets, net loss on derivative instruments, loss on early extinguishment of debt, change in fair value of contingent consideration and other expense (income), net.

The following table reconciles on a pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items, for the twelve months ended June 30, 2014, respectively (dollars in thousands):

	12 Months Ended	Less: Six Months Ended	Plus: Six Months Ended	Trailing 12 Months Ended
	December 31, 2013	June 30, 2013	June 30, 2014	June 30, 2014

Net income	$15,507	$7,966	$8,717	$16,258
Provision for income taxes	9,872	5,071	5,549	10,350
Interest expense, net	46,919	21,742	21,712	46,889
Transaction and other restructuring costs	2,001	78	18	1,941
Depreciation and amortization	18,714	9,454	8,718	17,978
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	23,846	10,181	11,593	25,258
Other (a)	(819)	200	(99)	(1,118)
Direct Profit	116,040	54,692	56,208	117,556
Corporate expenses (including stock-based compensation expense of $159 for the six months ended June 30, 2014)	(23,846)	(10,181)	(11,593)	(25,258)
Stock-based compensation	—	—	159	159
Adjusted EBITDA	92,194	44,511	44,774	92,457
Adjustment to corporate expenses to reflect removal of duplicative acquired company corporate expenses	2,722	1,578	—	1,144
Adjusted EBITDA excluding duplicative corporate expenses	94,916	46,089	44,774	93,601
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	(2,091)	—	—
Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items	$92,825	$43,998	$44,774	$93,601

(a) Other includes net loss (gain) on sale of assets, net loss on derivative instruments, loss on early extinguishment of debt, change in fair value of contingent consideration and other expense (income), net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items (each as defined below).

We define Direct Profit as net income before the deduction of income taxes, other income (expense), net, net loss on derivative instruments, loss on early extinguishment of debt, interest expense, net, change in fair value of contingent consideration, transaction and other restructuring costs, corporate expenses, net (loss) gain on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Adjusted EBITDA excluding duplicative corporate expenses is Adjusted EBITDA as further adjusted for pro forma adjustments to corporate expenses to reflect the removal of duplicative acquired company corporate expenses. Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items is defined as Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for pro forma adjustments to corporate expense to reflect the removal of non-recurring reversal of legal accrual in connection with certain litigation. Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative corporate expenses do not represent, and should not be considered as alternatives to, net income or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA, Adjusted EBITDA excluding duplicative corporate expenses and Adjusted EBITDA excluding duplicative corporate expenses as further adjusted for certain non-recurring items when determining discretionary bonuses.